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                                                                       EXHIBIT 8


                        [CMS ENERGY LETTERHEAD]



April 28, 1999



CMS Energy Corporation
Fairlane Plaza South, Suite 1100
330 Town Center Drive
Dearborn, MI  48126

Ladies and Gentleman:

         Reference is made to the prospectus, (the "Prospectus"), which constitutes part of the registration statement on Form S-4 (the "Registration Statement"), to be filed by CMS Energy Corporation ("CMS Energy") with the Securities and Exchange Commission on or about the date hereof pursuant to the Securities Act of 1933, as amended, for the registration of 6.75% Senior Notes due 2004, Series B of CMS Energy (the "Exchange Notes").

         I am of the opinion that the statements set forth under the caption "Certain United States Federal Income Tax Consequences" in the Prospectus constitute an accurate description, in general terms, of certain United States federal income tax consideration that may be relevant to the prospective holders of the Exchange Notes.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                          Very Truly Yours,



                                          /s/ Theodore J. Vogel
                                          ---------------------
                                          Theodore J. Vogel